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June 17, 1998


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the registration statement (No. 333-______) on Form S-8 of Schlotzsky's, Inc. of our report dated April 10, 1998, on our audits of the consolidated financial statements and financial statement schedule of Schlotzsky's, Inc. and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the December 31, 1997 annual report on Form 10-K/A of Schlotzsky's, Inc.

                                        /s/ COOPERS & LYBRAND
                                        -------------------------------
                                        Coopers & Lybrand

Austin, Texas
June 17, 1998